UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported): May 6, 1996

                               CPT HOLDINGS, INC.
          -------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Minnesota                     0-7462                    41-0972129
   ---------------------            -------------            ------------------
(State or other jurisdiction         (Commission               (IRS Employer
     of incorporation)               File Number)            Identification No.)


1430 Broadway, 13th Floor, New York, New York                   10018
- ---------------------------------------------                ------------
(Address of principal executive offices)                      (Zip Code)

                                 (212) 382-1313
                              --------------------
              (Registrant's telephone number, including area code)

    ------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Item 4.  Change in Registrant's Certifying Accountant

On May 6, 1996, the Board of Directors of CPT Holdings, Inc. approved Deloitte & Touche LLP as its certifying accountant for the year ending June 30, 1996. On May 6, 1996, management informed the former accountant, Grant Thornton LLP, that it had been dismissed. There was no adverse opinion, disclaimer of opinion or qualifications or modifications as to uncertainty, audit scope or accounting principles regarding the report of Grant Thornton LLP on the Registrant's financial statements for the fiscal year ended June 30, 1995. The report of Grant Thornton LLP on the Registrant's financial statements for the fiscal year ended June 30, 1994 was modified with respect to uncertainty regarding the Registrant's ability to continue as a going concern based on recurring losses from operations experienced at the time. There were no reportable disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure leading to their dismissal. No event described in paragraph (a)(1)(v) of Item 304 of Regulation S-K has occurred within the Company's fiscal years ending June 30, 1994, or June 30, 1995, or the period from July 1, 1995 through March 31, 1996.

Item 7.  Financial Statements and Exhibits

      Letter from Grant Thornton LLP to the Securities and Exchange Commission dated May 9, 1996.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     CPT Holdings, Inc.
                                                     (Registrant)

Dated:  May 9, 1996                                  /s/ William L. Remley
                                                     ---------------------
                                                     William L. Remley
                                                     President and Treasurer

May 9, 1996


Securities and Exchange Commission
450 Fifth Street NW
Washington, D.C. 20549

                  We have read item 4 in the attached Form 8-K dated May 6, 1996 of CPT Holdings, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.


Very truly yours,


/s/ Grant Thornton LLP
Grant Thornton LLP